                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Forms  S-3  (Nos.  333-37229,  333-46243,  333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180, 333-02672, 333-100759, 333-115572) and on Forms
S-8 (Nos. 333-05705,  333-12551,  333-58801,  333-60731,  333-89631,  333-91985,
333-37624,  333-37626,  333-74050,  333-115573,  333-115574) of Home Properties,
Inc. of our report dated March 15, 2005  relating to the  financial  statements, financial  statement schedule,  management's  assessment of the effectiveness of internal  control over  financial  reporting and the  effectiveness  of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, MA
March 15, 2005